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                                                                   Exhibit 1.1


                                                              ____________, 1996

                        1,250,000 SHARES OF COMMON STOCK
                    1,250,000 COMMON STOCK PURCHASE WARRANTS

                           BARRINGER TECHNOLOGIES INC.

                             UNDERWRITING AGREEMENT


                                                                          , 1996

JANNEY MONTGOMERY SCOTT INC.
1801 Market Street
20th Floor
Philadelphia, Pennsylvania 19103

Attention: Syndicate Department

Dear Ladies and Gentlemen:

      Barringer Technologies Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") 1,250,000 shares of its common stock, par value $.01 per share (the "Common Stock") and 1,250,000 Common Stock Purchase Warrants. Each such Warrant shall represent the right to acquire one quarter of a share of Common Stock, shall expire three years from the effective date of the initial offering unless redeemed prior thereto, shall be exercisable at a price equal to 115% of the offering price per share of Common Stock, and shall contain such other terms and conditions as are set forth in the related exhibit to the Registration Statement described below. The 1,250,000 shares of Common Stock to be purchased by the Underwriters are hereinafter referred to as the "Firm Shares" and the 1,250,000 Common Stock Purchase Warrants to be purchased by the Underwriters as the "Firm Warrants". The Firm Shares and Firm Warrants are hereinafter collectively referred to as the "Firm Securities". In addition, the Company proposes to grant to the several Underwriters, solely for the purpose of covering over-allotments in the sale of the Firm Shares, the option described in
Section 5 of this agreement (the "Agreement") to purchase up to 187,500 additional shares of Common Stock (the "Additional Shares") and 187,500 additional Common Stock Purchase Warrants (the "Additional Warrants"). The Additional Shares and the Additional Warrants are hereinafter collectively referred to as the "Additional Securities". The Additional Securities may only be purchased on the basis of one Additional Warrant for each Additional Share purchased.

      The Firm Securities and the Additional Securities, and the shares of Common Stock issuable upon exercise of the Firm Warrants and the Additional Warrants are hereinafter
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collectively referred to as the "Offered Securities"; the Offered Securities and
the Representative's Securities (defined below in Section 6 hereof) collectively as the "Securities"; all the warrants included in the Securities as the "Warrants" and all of the shares of Common Stock issuable on exercise of the Warrants as the "Warrant Shares".

      You, as representative of the Underwriters (the "Representative"), have advised the Company that you and the other Underwriters desire to purchase, severally and not jointly, the Firm Securities and that you have been authorized by the Underwriters to execute this Agreement on their behalf. The Company hereby confirms the agreement made by it with respect to the purchase of the Firm Securities by the several Underwriters on whose behalf you are signing this Agreement, as follows:

      1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (a) REGISTRATION STATEMENT AND PROSPECTUS. The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement on Form SB-2 (No. 333-13703) for the registration under the Securities Act of 1933, as amended ("Securities Act"), of the Securities, and may have filed one or more amendments thereto, copies of which have heretofore been delivered to you. The registration statement, including the prospectus, financial statements and exhibits, when it shall become effective, and such additional information, if any, with respect to the offering permitted to be omitted from such registration statement when it becomes effective if subsequently filed with the Commission pursuant to Rule 430A of the General Rules and Regulations of the Commission under the Securities Act (the "Rules under the Securities Act"), is hereinafter called the "Registration Statement" and the final prospectus included as part of the Registration Statement is herein called the "Prospectus", except that, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Rules under the Securities Act), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. The term "Preliminary Prospectus" as used in this Agreement means a preliminary prospectus as defined in Rule 430 of the Rules under the Securities Act. The Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules and regulations promulgated thereunder are sometimes collectively referred to in this Agreement as the "Acts." All contracts and documents required by the Acts to be filed or submitted in connection with the Registration Statement have been so filed or submitted.


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            (b) COMPLIANCE WITH SECURITIES ACT, ETC. When the Registration
      Statement shall become effective and at all times subsequent thereto, up to and including the Closing Date and the Option Closing Date (as such terms are herein defined), and during such longer period until any post-effective amendment to the Registration Statement shall become effective, the Registration Statement (and any post-effective amendment to the Registration Statement) will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules under the Securities Act, will fully comply as to form in all material respects with the applicable provisions of the Securities Act and the Rules under the Securities Act, and the Registration Statement and any post-effective amendment to the Registration Statement will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will at all times up to and including the Closing Date and the Option Closing Date (as hereinafter defined), and during such longer period as the Prospectus may be required to be delivered in connection with sales of Securities by the Underwriters or any dealer, fully comply in all material respects with the provisions of the Securities Act and the Rules under the Securities Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and any post-effective amendment to the Registration Statement or the Prospectus or any amendment of, or supplement to, either of them in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement or of the Prospectus. It is understood that for all purposes of this Agreement the statements set forth in the Prospectus on page 2 with respect to stabilization, the second and third sentences of the last paragraph under "Certain Relationships and Related Transactions" with respect to the transactions with officers of the Representative under the section entitled "Underwriting" and the identity of counsel for the Underwriters under the section entitled "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and Prospectus.

            (c) NO STOP ORDER. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus, at the time of filing thereof, fully complied in all material respects with the provisions of the Securities Act and the Rules under the Securities Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to


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      the information contained in or omitted from any Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of such Preliminary Prospectus.

            (d) ACCOUNTANTS. BDO Seidman, LLP has audited the audited financial statements filed as part of the Registration Statement and those included in the Prospectus, to the extent set forth in their reports in the Registration Statement and Prospectus, and are independent certified public accountants with respect to the Company as required by the Securities Act and the Rules under the Securities Act.

            (e) FINANCIAL STATEMENTS. The consolidated financial statements and the notes thereto included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules under the Securities Act. The consolidated financial statements present fairly the financial condition and results of operations and combined cash flows of the Company and its consolidated subsidiaries, at the dates and for the periods indicated therein, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as disclosed in the notes thereto). The financial information set forth in the Prospectus under the headings "Summary Consolidated Financial Information", "Recent Developments" and "Selected Consolidated Financial Data" present fairly, on the basis stated in the Prospectus, the information set forth therein and has been derived from or compiled on a basis consistent with that of the audited consolidated financial statements included in the Prospectus.

            The Companies (as defined below) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
      (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

            (f) SUBSIDIARIES; COMMONLY CONTROLLED ENTITIES. The Company owns all of the outstanding shares of capital stock of Barringer Instruments, Inc., a Delaware corporation ("BII"), and of Barringer Research Ltd., an Ontario, Canada corporation ("BRL"; collectively, the "Subsidiaries") and 26% of the capital stock of Barringer Laboratories, Inc., a corporation ("Labco"). All the outstanding shares of Capital Stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and all the shares of capital stock of
      BII and BRL and                 shares of Labco are owned beneficially
      by the Company, free and clear of any liens, encumbrances, security interests or other restrictions, except

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      restrictions created pursuant to the Stock Purchase Agreement (the "Stock
      Purchase Agreement"), dated December 1, 1995, between the Company and Labco and the Termination Agreement (the "Termination Agreement"), dated October 1996, between the Company and Labco, and no rights exist to acquire any of the capital stock of any of the Subsidiaries, except those included in the Stock Purchase Agreement and the Termination Agreement. Neither the Company, nor any of its Subsidiaries owns any securities of any corporation or has any equity interest in any firm, partnership, association or other entity. The Company and the Subsidiaries are hereinafter collectively referred to as the "Companies".

            (g) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, other than as stated therein, none of the Companies has sustained any material loss or interference with their respective businesses, financial condition or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Companies has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, and there has not been any material change in the capital stock (including any dividend or distribution of any kind declared, paid, or made on any class of capital stock of any of the Companies) or long-term debt or obligations under capital leases of any of the Companies, or any material adverse change; and there is no present intention by any of the Companies to terminate any material supplier relationship or knowledge by any of them of any material supplier's present intention to terminate the supplier relationship with any of the Companies, nor any knowledge of any development involving a prospective material adverse change in the supplier's respective businesses, financial conditions or properties, including any proposed legislation or regulations which, if enacted or adopted, could have a material adverse change, in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the any of the Companies other than those reflected in the Registration Statement and the Prospectus.

            (h) CAPITALIZATION; DESCRIPTIONS OF SECURITIES. (i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; the issued and outstanding shares of Common Stock and Preferred Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Firm Shares and Additional Shares, upon payment of the applicable price therefor, and when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The shares of Common Stock and Preferred Stock of the Company conform to the descriptions of them contained in the Prospectus, and the descriptions of the Common Stock and Preferred Stock conform to the rights set forth in the Company's Certificate of Incorporation, as amended, defining the same. No rights exist to acquire any of the capital stock of the Company, except as set forth in the


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      Registration Statement. The issuance of the Firm Shares and the Additional
      Shares is not subject to, or in violation of, any preemptive or other subscription rights.

            (ii) The Warrants have been duly authorized and, when delivered and paid for in accordance with this Agreement and the Warrant Agreement related thereto, will be validly issued and will constitute valid and binding obligations of the Company in accordance with, and will be exercisable in accordance with, their terms; the shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance pursuant to the terms of the Warrants and, when delivered and paid for pursuant to the terms of such Warrants upon the due exercise of the Warrants by the holders thereof, will be duly authorized, validly issued, fully paid and nonassessable, and the holders will not be subject to personal liability by reason of being such holders, and such shares will not be subject to the preemptive rights of any stockholder of the Company.

            (iii) The Warrants conform in all material respects to the description thereof contained in the Prospectus, and such description conforms to the rights set forth in the instrument defining the same.

            (i) ORGANIZATION, QUALIFICATION, ETC. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, BII is a duly organized and validly existing corporation in good standing under the laws of the State of New Jersey, BRL is a duly organized and validly existing corporation in good standing under the laws of Ontario, Canada, each with corporate power to own and lease its properties and to conduct its business as described in the Prospectus, and each is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or on its earnings, business affairs or business prospects (a "Material Adverse Change").

            (j) REGULATORY COMPLIANCE. Each of the Companies holds all material licenses, certificates, permits and other evidence of regulatory compliance issued by appropriate federal, state or local or foreign governmental agencies or bodies necessary for the conduct of its business as described in the Prospectus except for those which the failure of the Company to hold would not result in a Material Adverse Change, and none of the Companies has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other evidence of compliance which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.


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            (k) AUTHORITY. The Company has the corporate power and authority, and has taken all corporate action necessary, to enter into this Agreement and to authorize, issue and sell the Securities on the terms and conditions set forth in this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally or equitable provisions under federal or state securities laws or public policy.

            (l) COMPLIANCE WITH OTHER INSTRUMENTS; CONSENTS. None of the Companies is in violation of its charter or bylaws or in default in the performance or observation of any obligation, agreement, covenant or condition contained in any distribution agreement, indenture, mortgage, deed of trust, note, bank loan or credit agreement, or any other material agreement or instrument to which any of the Companies is a party or by which it is bound, or to which any of its properties or assets are subject, other than those default or defaults, which singly or in the aggregate would not result in a Material Adverse Change, and each such distribution agreement, indenture, mortgage, deed of trust, note, bank loan or credit agreement, and other material agreement or instrument, is in full force and effect and, assuming that such agreement or instrument is the legal, valid and binding obligation of the other party to such agreement or instrument, is the legal, valid and binding obligation of, and is enforceable as to, each of the Companies, as the case may be, in accordance with its terms. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein will not (i) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to the rights of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies pursuant to, any distribution agreement, indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material agreement or instrument to which any of the Companies is a party or by which any of their respective properties or assets are bound other than such conflicts, breaches, violations or defaults which, singly or in the aggregate, would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the charter or bylaws of any of the Companies, or any law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over any of the Companies, or their respective properties or operations except for such violations, which, singly or in the aggregate, would not result in a Material Adverse Change, or (ii) require the consent, approval, authorization or order of any court or governmental agency or body for the consummation by the Company of any of the transactions contemplated hereby, except such as have been obtained and such as may be required under the Acts, and under state securities or "Blue Sky" laws in connection with the issuance and distribution of the Securities or except for those which the failure of the Company to obtain would not result in a Material Adverse


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      Change. There are no contracts or documents of the Companies that are required to be filed as exhibits to the Registration Statement under the Securities Act or the Rules that have not been so filed.

            (m) LITIGATION. Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting any of the Companies, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in a Material Adverse Change or that might materially and adversely affect the properties or assets thereof or that might materially or adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which any of the Companies is a party or of which any of their respective properties or assets are the subject, that are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Companies, are not material.

            (n) PAYMENT OF TAXES. Each of the Companies has filed all United States federal, state and local tax returns which are required to be filed and all such filed returns are complete and accurate except for such incompletions and inaccuracies as would not result in a Material Adverse Change. All taxes and all assessments to the extent that they have become due have been paid in full or the Company has contested such amounts through appropriate proceedings and has established adequate reserves therefor in accordance with generally accepted accounting principles, and each of them has made adequate accruals for all taxes which may be owed but have not been paid. There is no audit, examination, deficiency, or refund litigation pending or, to the Company's knowledge, threatened, with respect to any Taxes of the Companies that would individually or in the aggregate result in a Material Adverse Change. All Taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full. None of the Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect. No rulings have been issued by or agreements entered into with any Tax Authority (as defined below) with respect to the Company or any subsidiary or affiliate. For purposes of this paragraph, "Taxes" shall mean all taxes, charges, fees, liens, duties or other assessments, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real or personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, and other obligations of the same or of a similar nature.


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            (o) Listing. The Securities are qualified for listing on The NASDAQ
      National Market System.

            (p) INVESTMENT COMPANY STATUS. None of the Companies are an "investment company" or an "affiliated person" of, or promoter, or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940.

            (q) REAL AND PERSONAL PROPERTY. Except as disclosed in the Prospectus, each of the Companies owns outright, in fee simple, title to the real and personal property purported to be owned by it, free and clear of all liens, mortgages, charges or encumbrances of any nature, except those which do not materially diminish the value of the property subject to them or materially interfere with or materially impair the present and continued use of that property in the usual and normal conduct of its business (collectively "Permitted Encumbrances"). All of the leases under which each of the Companies holds properties or assets as lessee are in all material respects as described in the Prospectus, are valid and in full force and effect and, to the Companies' knowledge, enforceable as to the Companies in accordance with their terms, and none of the Companies is in default in any respect under any of the terms or provisions of any such leases, except for any default which would not result in a Material Adverse Change and, to the Company's knowledge, no claim has been asserted by anyone adverse to the rights of the Companies as lessee under any of the leases mentioned above, or affecting or questioning the right of any of the Companies to continued possession of the leased premises or assets under any such lease that would result in a Material Adverse Change.

            (r) INTELLECTUAL PROPERTY. Each of the Companies owns or possesses adequate licenses or other rights to use all patents, trade secrets, trademarks, trade names and copyrights necessary to enable it to conduct its business as now operated (the "Intellectual Property") except for such licenses or other rights, which the failure of the Company to own of possess would not result in a Material Adverse Change and such Intellectual Property (other than Intellectual Property rights acquired as licensee) is owned free and clear of any liens, security interests, mortgages, charges, encumbrances and adverse rights of every kind, nature and description; and none of the Companies has any knowledge of any claim or received any notice of infringement of or conflict with asserted rights of others or have knowledge of infringement by others of its rights with respect to any of the foregoing which, singly or in the aggregate, could result in a Material Adverse Change . Except for the rights of customers under license agreements, the Intellectual Property is not subject to any licenses, sublicenses, royalty arrangements, or disputes, and except for such rights, each of the Companies has the exclusive right to make, copy, sell, exploit and provide to others the use of the Intellectual Property pertinent to it and all derivative works thereof free and clear of any liens, security interests, mortgages, charges, encumbrances and adverse rights of every kind, nature and description. There are no defects in the Intellectual Property, which defects would in any material and


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      adverse respect affect the functioning thereof in accordance with the specifications therefor, or the use or exploitation thereof. No agreement exists which would preclude any desired change to the Intellectual Property, excluding Permitted Encumbrances. Each of the Companies has taken or is taking all actions necessary in its reasonable judgment to protect the Intellectual Property pertinent to it. Except as disclosed in the Prospectus, no third party has any interest in, or right to compensation from any of the Companies by reason of the use, exploitation or sale of the Intellectual Property, and none of the Companies has received notice or knowledge of any complaint, assertion, threat or allegation that would contradict the foregoing.

            (s) INSURANCE. Each of the Companies has its property adequately insured against loss or damage by fire, maintains adequate insurance against liability for negligence, and maintains such other insurance in such nature and amounts of coverage as is usually maintained by companies engaged in the same or similar business.

            (t) NO STABILIZATION OR MANIPULATION OF PRICE. Neither the Company nor any officer or director of the Company has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to constitute stabilization or manipulation of the price of the Offered Securities in connection with the offering contemplated by the Registration Statement.

            (u) RELATED TRANSACTIONS. There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-B involving any of the Companies and any other persons referred to in said Item 404 that are required to be described in the Prospectus and which have not been so described.

            (v) NO REGISTRATION RIGHTS. Except as set forth in Schedule __ hereto, no person or entity has the right (which has not been waived) to require registration of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise.

            (w) LOCK-UP AGREEMENTS. The Company has obtained and delivered to the Underwriters a written agreement, in form satisfactory to Rosenman & Colin LLP, counsel for the Underwriters, by each officer and director of the Company as of the Effective Date not to, directly or indirectly, sell, offer to sell or agree to sell or otherwise dispose of any Common Stock of the Company for a period of 180 days from the Effective Date without the prior written consent of the Representative, other than pursuant to the Registration Statement or as described in such agreement.


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            (x) NO BROKER OR FINDER ENGAGED BY THE COMPANY. Except as disclosed in the Prospectus, the Company has not incurred any liability for any finder's fees or similar payments in connection with any of the transactions herein contemplated.

            (y) LABOR RELATIONS. None of the Companies is involved in any labor dispute which might reasonably be expected to result in a Material Adverse Change nor, to the knowledge of the Companies, is any such dispute threatened.

            (z) DEALINGS. None of the Companies nor any of their respective officers, directors, employees, agents or any other person acting on their behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or an agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder their respective businesses (or assist in connection with any actual or proposed transaction) which (a) might subject any of them to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might result in a Material Adverse Change as reflected in any of the combined financial statements contained in the Prospectus, or (c) if not continued in the future, would reasonably be expected to result in a Material Adverse Change. Each of the Companies' internal accounting controls and procedures are sufficient to cause it to comply with the Foreign Corrupt Practices Act of 1977, as amended.

            (aa) PRIOR TRANSACTIONS. Except as set forth in the Registration Statement, the Company has not issued, sold or offered for sale within the last three years any of its equity securities.

      2. PURCHASE AND SALE OF SHARES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Underwriters, severally and not jointly,the number of Firm Securities to be sold by the Company set forth opposite the name of each Underwriter on Schedule I, and each Underwriter, severally and not jointly, hereby agrees to purchase from the Company the number of Firm Securities set forth opposite the name of such
Underwriter in Schedule I hereto, at a purchase price of $      per Firm Share
and $      per Firm Warrant.

      3. DELIVERY AND PAYMENT. The Company shall deliver the Firm Securities at the office of Janney Montgomery Scott Inc., 26 Broadway, New York, New York, on
    , 1996 at 10:00 A.M., New York City time, the date and time of such delivery being hereinafter called the "Closing Date." On the Closing Date, delivery of the Firm Securities shall be made to you, for the respective accounts of the several Underwriters, against payment by the several Underwriters through you of the purchase price for the Firm Securities. The purchase price for the Firm Securities will be paid to or upon the order of the Company, in bank checks in New York Clearing House funds. Certificates for the Firm Securities shall be made available to you for inspection, checking and packaging at the office of Janney Montgomery Scott Inc., 26 Broadway, New York, New York, not less than one full business day prior to the Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

      In the event the Underwriters exercise the option granted in Section 4(a) hereof to purchase all or any portion of the Additional Securities, the Company shall deliver the Additional Securities at the office of Janney Montgomery Scott Inc., 26 Broadway, New York, New York, at 10:00 A.M., New York City time on the Option Closing Date (as hereinafter defined). On the Option Closing Date, delivery of the Additional Securities shall be made to you, for the respective accounts of the several Underwriters, against payment by the several Underwriters through you of the purchase price for the Additional Securities. The purchase price for the Additional Securities will be paid to or upon the order of the Company, in bank checks in New York Clearing House funds. Certificates for the Additional Securities shall be made available to you for inspection, checking and packaging at the office of Janney Montgomery Scott Inc., 26 Broadway, New York, New York, not less than one full business day prior to the Option Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

      4.    OPTION TO PURCHASE ADDITIONAL SHARES.

      (a) For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grants an option to the Underwriters to purchase 150,000 Additional Shares and 150,000 Additional Warrants from the Company, in each case at a price identical to the price per Firm Share and Firm Warrant set forth in Section 2 of this Agreement. The option hereby granted may be exercised by the Underwriters as to all or any part of the Additional Securities at any time, but only once prior to the end of the close of business on the thirtieth day following the Closing Date; provided, however, that Additional Securities may only be purchased on the basis of one Additional Warrant for each Additional Share purchased. Subject to such adjustments to eliminate fractional Additional Securities as you, as the Representative of the Underwriters, may determine, the number of Additional Securities to be purchased by each Underwriter shall be equal to the number of Additional Shares multiplied by a fraction, the numerator of which is the number of Firm Shares purchased by such Underwriter and the denominator of which is the total number of Firm Shares purchased by all Underwriters including the Representative.

      (b) The option granted hereby may be exercised by you, as the Representative of the Underwriters, by giving written notice to the Company setting forth the number of Additional Securities to be purchased, the date and time for delivery of payment for the Additional Securities, and stating that the Additional Securities being purchased are to be used solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities. If the notice is given prior to the Closing Date, the date for delivery and payment shall not be earlier than the later of two (2) full business days after the notice is given or the Closing Date. If the notice is given on or after the Closing Date, the date for delivery and payment shall not be earlier than three full business days after the day on which the notice is given. In either event, the date shall not be more than fifteen (15) full business days after the day on which the notice is given. The date and time for delivery and payment is called the "Option Closing Date." Upon exercise of the option, the Company shall become obligated to sell to the Underwriters and, subject to the terms and conditions set forth in Section 4(c) of this Agreement, the Underwriters shall become obligated, severally and not jointly, to purchase the number of Additional Shares described in Section 4(a) above.

      (c) The obligation of the Underwriters to purchase and pay for any of the Additional Securities is subject to the accuracy in all material respects as of the date of this Agreement, the Closing Date and the Option Closing Date of, and the compliance by the Company in all material respects with, its representations and warranties in this Agreement, to the accuracy in all material respects of the statements of the officers of the Company made pursuant to this Agreement, to the performance in all material respects by the Company of its obligations under this Agreement, to the satisfaction by the Company as of the Option Closing Date of the conditions set forth in Section 11 of this Agreement, and to the delivery to you of opinions, certificates, and letters addressed to you and dated the Option Closing Date substantially similar in scope to those specified in Section 11 of this Agreement, but with each reference to "Firm Securities" to be to the Additional Securities being sold, and "Closing Date" to be to the "Option Closing Date."

      5. OFFERING BY UNDERWRITERS. After the Registration Statement becomes effective, the Underwriters propose to offer for sale to the public the Firm Securities and any Additional Securities which may be sold at the price and upon the terms set forth in the Prospectus. The Representative represents and warrants that it has not incurred any liability for finder's fees or similar payments in connection with the transactions herein contemplated.

      6. REPRESENTATIVE'S WARRANTS. At the Closing, the Company shall sell to the Representative, for $.0012 per warrant, five-year warrants (the "Representative's Warrants") entitling the holder to purchase up to 125,000 shares of Common Stock and three-year warrants (the "Underlying Warrants") entitling the holder to purchase up to 125,000 warrants identical in form and substance to the Firm Warrants. The Representative's Warrants shall be exercisable for a period of four years commencing one year after the effective date of the Prospectus and the Underlying Warrants shall be exercisable for a period of two years commencing one year after the effective date of the Prospectus, in each case at a price or prices conforming to the requirements of the National Association of Securities Dealers Inc. and shall contain the registration rights and other terms and conditions set forth in the related Exhibit to the Registration Statement. As used herein, "Representative's Securities" shall mean the Representative's Warrants, the Underlying Warrants and the shares of Common Stock issuable on exercise of all such Warrants.

      7. EXPENSES.

      The Company will pay all fees, taxes and expenses incident to the performance of the obligations of the Company under this Agreement and under any other agreement in connection with the offer, sale and issuance of the Firm Securities and Additional Securities, and any fees, taxes and expenses, including transfer taxes incident to the issuance and delivery of the Firm Securities and Additional Securities to the Underwriters as may be required by this Agreement, including, without limitation, accounting, legal (other than the fees and disbursements of the Underwriters' counsel, except as provided below), printing, any state or local transfer or other taxes, advertising and other costs incurred in connection with the preparation, printing, filing and delivery to the Representative of the Registration Statement, the Preliminary Prospectus, the Prospectus, and all amendments or supplements to them, preliminary and final Blue Sky Memoranda, this Agreement, the Agreement Among Underwriters and Selected Dealer Agreement, Underwriters' Questionnaires, powers of attorney, the listing of the Securities on The Nasdaq National Market System and any other agreements or similar items of expense, including postage, printing, advertising costs, the expenses of "road shows" and other marketing expenses reasonably incurred by you or reasonably required or desirable in connection with the offering and sale of the Firm Securities and Additional Securities, and in connection with furnishing copies of the Preliminary Prospectus, the Prospectus and all supplements and amendments to them to the several Underwriters and all filing fees to the Commission and the National Association of Securities Dealers, Inc. ("NASD") payable in connection with this offering. The Company will pay all legal fees (including the reasonable fees of Rosenman and Colin LLP, Blue Sky counsel to the Company), disbursements, filing fees and other costs of compliance with or registration and qualification under applicable state securities or Blue Sky laws and all reasonable expenses incident thereto. The Company shall also pay the fees and expenses of the transfer agent and warrant agent. At the Closing, the Company shall pay to the Representative a non-accountable expense allowance of 2% of the gross proceeds of the offering of the Firm Securities, of which the Representative acknowledges having received a non-refundable advance of $20,000, and at any Option Closing shall pay to the Representative a further non-accountable expense allowance of 2% of the gross proceeds of the offering of Additional Securities.

      8. FURTHER COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants and agrees with each of the several Underwriters as follows:

            (a) The Company will not at any time submit or make any amendment or supplement to the Prospectus or Registration Statement which shall not have been submitted to you within a reasonable time prior to the proposed submission thereof, or to which you shall reasonably object in writing, or which is not in compliance with the Acts.

            (b) The Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to comply with the requirements of the Securities Act and the Rules under the Securities Act and to become effective, and will promptly advise you and confirm in writing upon your request (i) when the Registration Statement and any amendment thereto shall become effective, (ii) when any post-effective amendment to the Registration Statement becomes effective, (iii) of the receipt of any comments from the Commission, (iv) when the Commission shall request any amendment to the Registration Statement or Prospectus, or request any additional information, (v) of the necessity of amending or supplementing the Registration Statement or any post-effective amendment in order to then meet the requirements of the Securities Act and the Rules under the Securities Act, and (vi) of the issuance by the Commission, any "Blue Sky" authority or any other governmental agency with jurisdiction over the Company or its securities, of any stop order or similar order with regard to the Registration Statement or the Prospectus, or any order preventing or suspending the use of any Preliminary Prospectus or the Registration Statement or Prospectus, or of the suspension of the qualification of the Securities for offer or sale in any jurisdiction, or of the institution of any proceedings for any such purpose. The Company will use its best efforts to prevent the issuance of any stop order or of any order preventing or suspending such use and if such an order shall be issued, the Company will use its best efforts to obtain its withdrawal as soon as possible.

            (c) The Company will prepare and file with the Commission, upon your reasonable request, any amendments or supplements to the Registration Statement or Prospectus, in form and substance reasonably satisfactory to counsel for the Company, as in the opinion of Rosenman & Colin LLP, counsel for the Underwriters, may be necessary or advisable in connection with the distribution of the Offered Securities and the exercise of the Warrants included therein, and will use its best efforts to cause the same to become effective as promptly as possible and to remain effective for the term of the Warrants included in the Offered Securities.

            (d) The Company consents to the use of any Preliminary Prospectus by the several Underwriters and by dealers for the purposes contemplated by this Agreement and in accordance with the Acts. The Company will deliver to you, at or before the Closing Date, three copies of the Registration Statement and all amendments thereto, including all financial statements and exhibits filed with it, and copies of all written communications between the Company, its representatives and agents and the Commission, and will deliver to you such number of copies of the Registration Statement, including such financial statements, but without exhibits, and all amendments thereto as you may reasonably request. The Company will deliver or mail to you and, upon your request, to the Underwriters, from time to time, during the period when delivery of the Prospectus relating to the Offered Securities shall be required under the Acts, as many copies of the Prospectus (as amended or supplemented) as you may reasonably request.

            (e) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Rules under the Securities Act, then, at the times specified in Rule 430A and Rule 424(b), the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the Rules under the Securities Act copies of the amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

            (f) The Company will comply with the requirements of the Acts and any other applicable rules and regulations of any governmental authority having jurisdiction over this offering so as to permit the completion of the public distribution of the Offered Securities. Subject to the provisions of Subsection (a) of this Section 8, if, at any time when a Prospectus is required to be delivered under the Acts, (i) an event relating to or affecting the Company shall have occurred which, in the judgment of the Company and its counsel, or in the opinion of counsel for the Underwriters, would cause the Registration Statement as then in effect to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or in order to make the Registration Statement comply with the Acts and the Rules under the Securities Act, or (ii) it is necessary to amend or supplement the Registration Statement or Prospectus, the Company will promptly notify you of the occurrence and will promptly prepare, file and deliver to you without charge such number of copies of the amended or supplemented Registration Statement or Prospectus as you shall reasonably request, and will use its best efforts to cause the Commission and appropriate "Blue Sky" authorities to take all required action with regard to any such amendment as may be necessary to permit the lawful use of the Registration Statement and Prospectus in connection with the distribution of the Offered Securities.

            (g) The Company will supply all necessary documents, exhibits and information and execute all applications, instruments and papers as may be necessary or desirable in the opinion of Rosenman & Colin LLP, Blue Sky counsel, and as requested by you, to qualify the Offered Securities for sale under the Blue Sky or other securities laws in such jurisdictions as the Underwriters may reasonably request, provided the Company shall not have to qualify as a foreign corporation and shall not be required to consent to service of process generally. The Company will take any reasonable measures requested by you and such action, if any, which is necessary under such laws in order to qualify the Offered Securities for sale and to continue such registration or qualification so long as necessary to permit the completion of the public distribution with respect to such Securities.

            (h) The Company will make generally available to its security holders as soon as practicable after the expiration of one year after the date the Registration Statement becomes effective, and in all events not
      later than      , 1997, an earnings statement of the Company (which will
      be in such detail and form as you may reasonably request and which need not be audited) covering a period of at least 12 months beginning not later than the first day of the Company's fiscal quarter next following the date the Registration Statement becomes effective, which earnings statement shall satisfy the provision of Section 11(a) of the Securities Act including Rule 158 promulgated thereunder.

            (i) So long as the Company shall be subject to the reporting requirements of the Exchange Act, the Company shall furnish to its stockholders and warrantholders annual reports containing financial statements of the Company audited by its independent certified public accountants and quarterly reports for the first three quarters of its fiscal year containing financial information which may be unaudited.

            (j) So long as the Company shall be subject to the reporting requirements of the Exchange Act, the Company will, from time to time, after the date the Registration Statement becomes effective, file with the Commission such reports as are required by the Acts and with state securities commissions in states where the Offered Securities have been sold by the Representative (as the Representative shall have advised the Company in writing) such reports as are required to be filed by the securities acts and the regulations of those states.

            (k) The Company will apply the net proceeds from the sale of the Offered Securities for the purposes set forth under "Use of Proceeds" in the Prospectus.

            (l) The Company shall furnish to you as early as practicable prior to the Closing Date, but no later than three (3) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 11(i) of this Agreement.

            (m) During the period of five (5) years from the date the Registration Statement becomes effective, the Company will furnish to the Representative copies of all reports and other communications (financial or other) furnished by the Company to its shareholders and, as soon as reasonably practicable, copies of any reports or financial statements furnished or filed by the Company to or with the Commission, NASDAQ, or any national exchange on which any class of securities of the Company may be listed.

            (n) During a period of 180 days after the date the Registration Statement becomes effective, the Company will not, directly or indirectly, without the prior written consent of the Representative, offer, sell, grant any option to purchase or otherwise dispose of any Common Stock or any securities convertible into or exchangeable for Common Stock except pursuant to this Agreement, and except (i) in connection with a merger or asset acquisition, (ii) upon exercise or conversion of securities (including stock options) of the Company outstanding prior to the effective date of the Registration Statement (iii) the creation and adoption of an employee stock compensation program (a "Program"), or (iv) the grant of options, SARs, restricted stock and other securities under such Program, not to exceed 200,000 shares of Common Stock.

            (o) The Company will reasonably enforce, for your benefit, the written agreements (copies of which have been furnished to you) by all of the executive officers and directors of the Company pursuant to Section 1(w) hereof.

            (p) The Company will cause the officers and directors of the Company (enumerate) to enter into an agreement with the Representative to the effect that, for a period of 180 days from the date hereof, he or she will not, without the prior consent of the Representative, directly or indirectly, offer, sell, offer to sell, grant any option to purchase or otherwise sell or dispose of any shares of the Common Stock of the Company or any securities convertible into or exercisable or exchangeable therefor or with respect to which such person has the power of disposition, except for the exercise of stock options.

            (q) The Prospectus and any amendment or supplement thereto will at all times up to and including the Closing Date and the Option Closing Date (as hereinafter defined), and during such longer period as the Prospectus may be required to be delivered in connection with the issuance and sale by the Company of shares of Common Stock or exercise of any of the Warrants fully comply in all material respects with the provisions of the Securities Act and the Rules under the Securities Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      9.    INDEMNIFICATION.

      (a) The Company agrees to indemnify and hold harmless, and, subject to
Section 9(c) to indemnify and hold harmless, each Underwriter (including specifically each person who may be substituted for an Underwriter as provided in Section 13 of this Agreement) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each of the Underwriters and each such controlling person, if any, for any legal or other out-of-pocket expenses reasonably incurred by them or any of them in connection with investigating or defending any claim or action whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented by the Company) or in any application or other document (hereinafter "Application") executed by the Company or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to qualify the Securities under the securities laws of that jurisdiction, or which arise out of or are based upon the omission or alleged omission to state in any of the foregoing any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Subsection shall not apply to any loss, claim, damage, expense or liability to the extent arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Preliminary Prospectus or Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented by the Company) or, Application in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Representative or any Underwriter directly or through you expressly for use therein; provided, further that the indemnity agreement contained in this Subsection is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission in any Preliminary Prospectus but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling such Underwriter from whom the person asserting any such loss, claim, damage, expense, liability or action purchased the Securities if (i) prior to the time such Prospectus was required under the Securities Act to be furnished to such person the Company had furnished copies of the properly corrected or supplemental Prospectus to such Underwriter, (ii) a copy of such Prospectus, as then corrected or supplemented, was not furnished to such person at or prior to the time required under the Securities Act, and (iii) the delivery of such Prospectus would have constituted a complete defense to the claim asserted by such person. Promptly after receipt by any Underwriter or any person controlling such Underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Subsection (a), such Underwriter or controlling person shall notify the Company in writing of the commencement of the action and, subject to the provisions hereinafter stated, the Company shall assume the defense of that action (including the employment of counsel who shall be reasonably satisfactory to the Representative (who may be Company counsel)) and the payment of reasonable out-of-pocket expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company or unless the indemnified party or parties reasonably conclude there may be defenses available to it or them which were not available to the Company (in which case the Company will not have the right to direct the defense of the action on behalf of the indemnified parties), in which event the reasonable expenses of one additional counsel for the Underwriters will be borne by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the written consent of the Company. The obligations of the Company under the indemnity agreement set forth in this Subsection (a) shall be in addition to any liability the Company may otherwise have under this Agreement.

      (b) Each Underwriter (including specifically each person who may be substituted for an Underwriter as provided in Section 13 of this Agreement) severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, to which they or any of them may become subject under the Acts or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal or other out-of-pocket expenses reasonably incurred by them or any of them in connection with investigating or defending any claim or action whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or in any Application, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Representative or such Underwriter directly or through the Representative expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against one or more Underwriters under this Subsection
(b), the indemnified party shall notify the Representative Underwriters in writing of the commencement of the action and the Underwriter or Underwriters against whom indemnity may be sought shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel who shall be reasonably satisfactory to the Company, and the payment of expenses) and the payment of reasonable out-of-pocket expenses insofar as such action shall relate to an alleged liability in respect of which indemnity may be sought against such Underwriter or Underwriters. The Company and each such director, officer or controlling person shall have the right to employ separate counsel in any such action and participate in the defense, but the fees and expenses of such counsel shall not be at the expense of any Underwriter unless the employment of such counsel has been specifically authorized by the Underwriters obligated to defend such action, unless the indemnified party or parties reasonably conclude there may be defenses available to it or them which are not available to the Underwriters against whom indemnification is sought (in which case those Underwriters will not have the right to direct the defense of the action on behalf of the indemnified party or parties), in which event the reasonable out-of-pocket expenses of one additional counsel for all the indemnified parties will be borne by the indemnifying Underwriters. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any action effected without such Underwriter's written consent. The obligations of each Underwriter under the indemnity agreement set forth in this Subsection (b) shall be in addition to any liability each of them may otherwise have under this Agreement.

      10. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by said indemnity agreement incurred by the Company, and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Firm Securities and Additional Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages of the kind described in
Section 9(a) which such Underwriter has otherwise paid in respect of such losses, claims, damages, liabilities and expenses. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

      11. CONDITIONS OF OBLIGATIONS OF UNDERWRITERS. The obligations of the Underwriters to purchase and pay for the Firm Securities and Additional Securities are subject (as of the date hereof and the Closing Date) to the accuracy in all material respects of the representations and warranties of the Company, the accuracy in all material respects of the statements of officers and directors of the Company made pursuant to the provisions of this Agreement, the performance in all material respects by the Company of its obligations under this Agreement and to the following additional conditions:

            (a) The Registration Statement shall become effective with the Commission no later than 10:00 A.M., New York City time, on the day following the date of this Agreement, or such later time and date as shall have been consented to by the Underwriters (including you) who are obligated to purchase a majority of the Firm Securities to be purchased by all of the Underwriters pursuant to this Agreement; the Commission shall have taken all required action, if any, with regard to the Registration Statement, and, prior to the Closing Date, no stop order or similar order with regard to the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Underwriters or the Company, shall be contemplated by the Commission or by any securities, Blue Sky or other regulatory authority of any jurisdiction, and any request on the part of the Commission or such other securities, Blue Sky or regulatory authorities for additional information shall have been complied with to the reasonable satisfaction of Rosenman & Colin LLP, counsel for the Underwriters.

            (b) Prior to the date of this Agreement, the issuance and sale of the Securities shall have been approved by all requisite corporate action of the Company.

            (c) The NASD shall have indicated that it had no objection to the underwriting arrangements pertaining to the sale of the Firm Securities and the Additional Securities and the participation by the Underwriters in the sale thereof.

            (d) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in any of the Securities, and no proceedings for the taking of such action shall have been instituted or shall be pending or, to the knowledge of the Underwriters or the Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

            (e) Between the date of this Agreement and the Closing Date, none of the Companies shall have sustained any material loss outside the ordinary course of its business or of such character as would result in a Material Adverse Change, whether or not that loss is covered by insurance.

            (f) Between the date of this Agreement and the Closing Date, each of the Companies shall have conducted its business in the usual and ordinary manner, and, except as disclosed in the Prospectus or except in the ordinary course of its business, shall not have incurred any material liabilities or obligations, direct or contingent, or altered in any material respect any material supplier relationship, or disposed of a material amount of its assets, or entered into any material transactions, and shall not have suffered or experienced any Material Adverse Change. At the Closing Date, the capital stock of the Company shall be substantially as set forth in the Registration Statement, except with respect to the Firm Securities to be sold by the Company.

            (g) At the Closing Date, there shall have been delivered to you a signed opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. addressed to the Underwriters, dated as of the Closing Date, in form and substance reasonably satisfactory to Rosenman & Colin LLP, counsel for the Underwriters, together with a signed or photostatic copy of that opinion for each of the other Underwriters, substantially to the effect that:

                  (i) Each of the Company and BII has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where, to such counsel's knowledge, it owns or leases properties and where the failure to so qualify would have a material adverse effect on its earnings, business affairs or business prospects.

                  (ii) This Agreement has been duly authorized, executed and delivered by the Company. All corporate action required to be taken by the Board of Directors of the Company and all action required to be taken by the stockholders of the Company, if any, in connection with the authorization, issuance and sale of the Securities to be sold by the Company as contemplated in the Registration Statement and the Prospectus have been duly taken. The Company has the requisite power and authority to enter into and consummate this Agreement.

                  (iii) Neither the issuance by the Company of the Securities to be sold by it under this Agreement, the execution and delivery of this Agreement, the undertakings contained in the Registration Statement or the Prospectus, the consummation of the transactions contemplated in this Agreement or compliance with the terms of this Agreement, will conflict with or result in a breach of any of the terms or provisions of the Certificate of Incorporation, as amended, or the By-laws of the Company, or any material indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other agreement or instrument filed as an exhibit to the Registration Statement or to any other filing heretofore made by the Company under the Acts, any applicable federal or State law (other than Blue Sky laws), rule or regulation, or (without search of any court dockets) any judgment, order or decree of any government, governmental agency or instrumentality or court having jurisdiction over any of the Companies or their respective properties or assets, of which such counsel is aware.

                  (iv) To such counsel's knowledge, there are no contracts,
            indentures, mortgages, notes, leases or other instruments or agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; the descriptions thereof or references thereto in the Prospectus are correct in all material respects and no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, note, lease or other instrument or agreement so described, referred to or filed.

                  (v) To such counsel's knowledge, the Company has no
            subsidiaries other than as set forth in Section 1(f) hereof. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non assessable and, as of the Closing Date, are owned beneficially by the Company, free and clear of any liens, encumbrances, security interests or other restrictions, and no person, firm or corporation has the right, upon the passage of time or otherwise, to acquire any of the stock of any such Subsidiary.

                  (vi) Except as described in the Prospectus, to such counsel's knowledge, the Company and the Subsidiaries hold all material licenses, certificates, permits and other evidence of regulatory compliance issued by appropriate federal, state or local governmental agencies or bodies necessary for the conduct of its business as described in the Prospectus.

                  (vii) The Company's authorized capital stock consists of
            7,000,000 shares of Common Stock, par value $.01 per share, 1,000,000 shares of Convertible Preferred Stock, par value $1.25 per share, and 4,000,000 shares of Preferred Stock, par value $2.00 per share.

                  (viii) The outstanding stock options and warrants relating to the Common Stock have been duly authorized and validly issued.

                  (ix) The certificates for the Securities are in proper form and comply with Delaware law.

                  (x) The Firm Shares and Additional Shares to be sold by the
            Company as contemplated by this Agreement have been duly authorized, and, when issued as provided in this Agreement and any warrant agreement relating thereto upon the due exercise of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and non-assessable. The holders of any of the Firm Shares and Additional Shares when issued as contemplated pursuant to this Agreement and any warrant agreement relating thereto upon the due exercise of the Warrants, including the payment of the exercise price therefor, will not be subject to personal liability solely by reason of being such holders and, to such counsel's knowledge, there is no preemptive right of any holder of any securities of the Company applicable to [any outstanding share of Common Stock] and no preemptive right will be applicable to any of the Firm Shares and the Additional Shares to be sold by the Company under this Agreement when issued and sold as contemplated in this Agreement and in the Registration Statement and the Prospectus.

                  (xi) The Warrants have been duly authorized and, when
            delivered and paid for in accordance with this Agreement will be validly issued and will constitute valid and binding obligations of the Company in accordance with, and will be exercisable in accordance with, their terms; the shares of Common Stock issuable on exercise of the Warrants have been duly and validly reserved for issuance pursuant to the terms of the Warrants and when duly issued and paid for in accordance with the terms of such Warrants, will be duly authorized, validly issued, fully paid and nonassessable, and the holders will not be subject to personal liability by reason of being such holders and such shares will not be subject to the preemptive rights of any stockholder of the Company.

                  (xii) Except for registration or qualification under the
            Securities Act or under state securities or Blue Sky laws, no authorization, approval, consent or license of any federal, New Jersey or Delaware regulatory body or authority is required for the valid authorization, issuance, sale and delivery of any of the Securities, or, if required, all such authorizations, approvals, consents and licenses have been obtained and are in force and effect.

                  (xiii) The Registration Statement has become effective, and, to such counsel's knowledge, no stop order or similar order has been issued with regard to the Registration Statement or the Prospectus, and no proceedings for that purpose have been instituted or are pending and such counsel has not been notified that any such proceedings are contemplated under the Acts or under any Blue Sky or other securities laws of any jurisdiction.

                  (xiv) The Registration Statement, the Prospectus and each
            post-effective amendment or supplement thereto complies as to form in all material respects with the requirements of the Securities Act (except that no opinion shall be expressed as to the financial statements, notes related thereto, and other financial or statistical data included therein and information supplied by you as set forth in Section 1(b) hereof).

                  (xv) Such counsel has acted as counsel for the Company and has participated in the preparation of the Registration Statement and Prospectus and any post-effective amendments or supplements thereto to the date of such opinion and, during the course of such representation, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus or any post-effective amendment thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except no opinions need be expressed as to the financial statements and notes thereto and other financial or statistical data included therein and information supplied by you as set forth in Section 1(b) hereof).

                  (xvi) To such counsel's knowledge, all statutes or regulations or legal or governmental proceedings required to be described in the Registration Statement or Prospectus are described therein as required, and all such descriptions in the Registration Statement or Prospectus are accurate in all material respects and present fairly the information purported to be shown.

                  (xvii) To such counsel's knowledge, none of the Companies has any outstanding options, warrants or other rights to purchase or acquire any shares of capital stock of any of them except set forth in the Registration Statement or the Prospectus.

                  (xviii) The Common Stock conforms as to legal matters in all material respects with the statements concerning such shares made in the Registration Statement and the Prospectus under the section entitled "Description of Capital Stock", and such statements present fairly the matters respecting such shares required to be set forth in the Registration Statement or the Prospectus.

                  (xix) The Warrants conform as to legal matters in all material respects with the statements concerning such Warrants made in the Registration Statement and the Prospectus under the section entitled "Description of Common Stock Purchase Warrants", and such statements present fairly the matters respecting such Warrants required to be set forth in the Registration Statement or the Prospectus.

                  (xx) Except as set forth in the Registration Statement and
            Prospectus, to such counsel's knowledge, there is no pending or threatened action, suit or proceeding before any court or before or by any governmental agency or body to which any of the Companies is a party, or of which any of their respective properties or assets are the subject, which is required to be disclosed in the Registration Statement or Prospectus.

                  (xxi) The contracts filed as Exhibit Nos. 10.1, 10.2, 10.3,
            10.4, 10.10, 10.11, 10.12 and 10.33 to the Registration Statement have been duly authorized, executed and delivered by the Company, and such counsel has not been advised of any assertion that such contracts do not constitute the valid and binding obligation of the other parties thereto. The Forms of Contracts filed as Exhibit Nos. 10.6, 10.7, 10.13, 10.14, 10.31 and 10.34 to the Registration
            Statement have been duly authorized by the Company.

                  (xxii) Such other legal matters relating to this Agreement, the Companies and the Securities as you and such counsel shall reasonably agree upon.


            In rendering such opinion, such counsel may rely (a) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to counsel for Underwriters) of other counsel reasonably acceptable to counsel for the Underwriters, familiar with the applicable laws; and (b) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Companies, provided that copies of any such statements or certificates shall be delivered to counsel for the Underwriters, and on the representations and warranties of the Company contained in this Agreement. The opinion of such counsel for the Company shall state, in their opinion, you and they are justified in relying on the opinion of such other counsel.

            (h) At the Closing Date, there shall have been delivered to you a signed opinion of _____________, addressed to the Underwriters, dated as of the Closing Date, in form and substance reasonably satisfactory to Rosenman & Colin LLP, counsel for the Underwriters, together with a signed or photostatic copy of that opinion for each of the other Underwriters, substantially to the effect that:

                  (1) BRL has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and Prospectus;

                  (2) all of the outstanding shares of capital stock of BRL have been duly authorized and validly issued, are fully paid and nonassessable and, as of the Closing Date, all such shares of capital stock of BRL are owned beneficially by the Company, free and clear of any liens, encumbrances, security interests or other restrictions;

                  (3) neither the issuance and sale by the Company of the
            Securities to be sold by it under this Agreement, the execution and delivery of this Agreement, the undertakings contained in the Registration Statement or the Prospectus, the consummation of the transactions contemplated in this Agreement nor compliance with the terms of this Agreement will conflict with or result in a breach of any of the terms or provisions of BRL's charter or by-laws, or any material indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other agreement or instrument known to such counsel and to which BRL is a party or by which BRL is bound or affected, any applicable law, rule or regulation or (without search of any court dockets) any judgment, order or decree of any government, governmental agency or instrumentality or court having jurisdiction over BRL or any of its property; and

                  (4) The contract filed as Exhibit No. 10.10 to the
            Registration Statement has been duly authorized, executed and delivered by BRL and such counsel has not been advised of any assertion that such contract does not constitute the valid and binding obligation of the other parties thereto.

            (i) At the Closing Date, you shall have received a Certificate signed by the President and the Vice President-Finance of the Company, dated as of the Closing Date, to the effect that:

                   Each officer signing the Certificate has carefully examined the Registration Statement and the Prospectus, and, in his opinion, as of the date of the Prospectus, and as of the date of the Certificate, neither the Registration Statement nor the Prospectus, nor any amendment or supplement, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, since the date of the Prospectus, no event has occurred which should have been set forth in an amendment or a supplement to the Registration Statement or Prospectus which has not been so set forth, and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition of any of the Companies, financial or otherwise, or, as compared with the comparable period in the prior fiscal year, in the earnings of any of the Companies from that set forth in the Registration Statement, whether or not arising in the ordinary course of business.

            (j) At the Closing Date, you shall have received a Certificate signed by the President of the Company, dated as of the Closing Date, to the effect that:

                  No stop order or similar order with regard to the Registration
            Statement or Prospectus has been issued and no proceedings for that purpose have been taken or are, to the knowledge of such officer, contemplated by the Commission.

      The Company has complied in all material respects with its obligations under this Agreement, and the representations and warranties set forth in
Section 1 of this Agreement are true and correct in all material respects as of the date of the Certificate with the same force and effect as though made on that date (except any such representations and warranties which relate specifically to an earlier date, which shall be true and correct in all material respects as of such earlier date).

            (k) On the date of this Agreement, you shall have received letters addressed to the Underwriters, the Board of Directors of the Company and the officers signing the Registration Statement, with a signed or photostatic copy for each of the several Underwriters, dated the date it is delivered, in form and substance satisfactory to you and Rosenman &
      Colin LLP (and substantially in the form of the drafts dated           ,
      1996, previously submitted to Rosenman & Colin LLP), from BDO Seidman, LLP concerning their examination and review of financial statements and various other data contained in the Registration Statement. At the Closing Date, you shall have received a letter addressed to you, the Board of Directors of the Company and the officers signing the Registration Statement, dated as of the Closing Date, with a signed or photostatic copy for each of the several Underwriters from BDO Seidman, LLP confirming, as of the Closing Date, the statements made in the letters furnished by them at the date of this Agreement and advising that as of a date no earlier than three business days prior to the Closing Date they have no reason to believe that there has been any change in the matters described in the prior letters.

            (l) At the Closing Date there shall have been delivered to you, with a photostatic copy for each of the several Underwriters, a signed opinion of Rosenman & Colin LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to the sufficiency of corporate proceedings and other legal matters in connection with this Agreement, the Securities, Registration Statement, Prospectus and related matters as the Representative may request, and the Company shall have furnished to such counsel all documents such counsel may have reasonably requested for the purpose of enabling them to pass upon those matters. In rendering such opinion, Rosenman & Colin LLP may rely, as to incorporation of the Company and all matters of law governed by the laws of states other than New York and Delaware and as to factual matters, upon the opinion referred to in
      (g) above.

            (m) The Representative shall have received the Representative's Warrants described in Section 6 hereof and the Company shall have paid to the Representative a non-accountable expense allowance of 2% of the gross proceeds of the offering of the Firm Securities pursuant to Section 7 hereof, less the sum of $20,000 heretofore advanced to the Representative pursuant to such Section 7.

            (n) In the event the Underwriters exercise the option granted in
      Section 4(a) hereof to purchase all or any portion of the Additional Securities, the representations and warranties of the Companies contained in Section 11(a) - (f) herein and the Statements in any certificates furnished by the Companies shall be true and correct as of the Option Closing Date and the Representative shall have received:

                  (i) A certificate, dated the Option Closing date, of the
            Chairman or President of the Company and of the chief financial or chief accounting officer of the Company confirming that the Certificate delivered on the Closing Date pursuant to Section 11(i) remains true as of the Option Closing Date;

                  (ii) A certificate of the Chairman or President of the Company confirming that the Certificate delivered on the Closing Date pursuant to Section 11(j) remains true as of the Option Closing Date;

                  (iii) The favorable opinion of Lowenstein, Sandler, Kohl,
            Fisher & Boylan, P.A., counsel for the Company, dated the Option Closing Date, relating to the Additional Securities and otherwise to the same effect as the opinion required by Section 11(g), to the extent applicable;

                  (iv) The favorable opinion of Rosenman & Colin LLP, counsel to the Underwriters, dated the Option Closing Date, relating to the Additional Securities and otherwise to the same effect as the opinion required by Section 11(k), to the extent applicable;

                  (v) The favorable opinion of [Canadian counsel], counsel to the company, dated the Option Closing Date, relating to the Additional Securities and otherwise to the same effect as the opinion required by Section 11(h), to the extent applicable;

                  (vi) A letter from BDO Seidman, LLP, in form and substance satisfaction to the Underwriters and dated the Option Closing Date, substantially the same in scope and substance as the letter furnished to the Representative pursuant to Section 11(k), dated not more than five days prior to the Option Closing Date; and

                  (vii) A non-accountable expense allowance of 2% of the gross proceeds of the Additional Securities pursuant to Section 7 hereof.

            (o) All proceedings in connection with the authorization, issuance and sale of the Securities on the Closing Date and the Option Closing Date shall be reasonably satisfactory in form and substance to you and to your counsel, and your counsel shall have been furnished with all documents, certificates and opinions, including resolutions of the Board of Directors of the Company and minutes of any stockholders' meetings, as may have been reasonably requested in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the performance of any of the covenants of the Company or the compliance with any of the conditions contained in this Agreement.

      12. CONDITIONS OF OBLIGATIONS OF COMPANY. The obligations of the Company to sell and deliver the Firm Securities to the several Underwriters are subject to the condition that the Registration Statement shall become effective with the Commission not later than 10:00 A.M., New York City time, on the day following the date of this Agreement, or such later date as shall have been consented to by the Underwriters (including you) who are obligated to purchase a majority of the Firm Securities to be purchased by all of the Underwriters pursuant to this Agreement, and that prior to the Closing Date (and, with respect to the Additional Securities, prior the Option Closing Date), no stop order or similar order with regard to the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission or any other regulatory agency having jurisdiction with respect to the offer and sales of the Offered Securities.

      13.   SUBSTITUTION OF UNDERWRITERS.

      (a) If one or more Underwriters default in its or their obligations to purchase and pay for Firm Securities under this Agreement and if the aggregate amount of the Firm Securities which all Underwriters so defaulting shall have agreed to purchase does not exceed 10% of the Firm Securities, each nondefaulting Underwriter shall have the right and is obligated, severally, to purchase and pay for (in addition to the number of Firm Securities set forth opposite its name in Schedule I) the number of Remaining Firm Securities multiplied by a fraction, the numerator of which is the total number of Firm Securities purchased by such Underwriter and the denominator of which is the total number of Firm Securities purchased by all non-defaulting Underwriters. In that event, the Representative, for the accounts of the several nondefaulting Underwriters, may take up and pay for all or any part of the Remaining Firm Securities to be purchased by each nondefaulting Underwriter under this Subsection (a), and may postpone the Closing Date to a time not exceeding three full business days after the Closing Date determined as provided in Section 3 of this Agreement; or

      (b) If one or more Underwriters default in its or their obligations to purchase and pay for Firm Securities under this Agreement and if the aggregate amount of the Remaining Firm Securities exceeds 10% of the Firm Securities, or if one or more Underwriters for any reason permitted under this Agreement cancel its or their obligations to purchase and pay for Firm Securities under this Agreement, the noncancelling and nondefaulting Underwriters (hereinafter called the "Remaining Underwriters") shall have the right to purchase such Firm Securities on the Closing Date in the proportion as may be agreed among them. If the Remaining Underwriters do not purchase and pay for all such Firm Securities at the Closing Date, the Closing Date shall be postponed by two business days and the Remaining Underwriters shall have the right to purchase the Firm Securities, or to substitute another person or persons to purchase them, or both, at the postponed Closing Date. If purchasers are not found for such Firm Securities by the postponed Closing Date, the Closing Date shall be postponed for a further five business days and the Company shall have the right to substitute another person or persons, satisfactory to the Representative, to purchase those Firm Securities at the second postponed Closing Date. If the Company does not find the purchasers for those Firm Securities by the second postponed Closing Date, then this

Agreement shall automatically terminate and neither the Company nor the Remaining Underwriters shall be under any obligation under this Agreement (except that the Company shall remain liable to the extent provided in Sections 7 and 9(a) and the Underwriters shall remain liable to the extent provided in
Section 9(b)). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 13. Nothing in this Section will relieve a defaulting Underwriter from liability for its default or obligate any Underwriter to purchase or find purchasers for any Firm Securities in excess of those agreed to be purchased by the Underwriter in Sections 2 and 13(a) of this Agreement. If the Representative is the defaulting Underwriter, the right of first refusal set forth in Section 16 hereof shall terminate.

      14. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective at whichever of the following times shall first occur: (i) at 10:00 A.M., New York City time, on the next full business day following the date on which the Registration Statement becomes effective or (ii) at such time after the Registration Statement has become effective and the Underwriters shall release the Firm Securities for sale to the public; provided, however, that the provisions of Sections 7, 9, 10, 14 and 19 hereof shall at all times be effective. For purposes of this Section 14, the Firm Securities shall be deemed to have been so released upon the release by the Underwriters for publication, at any time after the Registration Statement has become effective, of any newspaper advertisement relating to the Firm Securities or upon the release by the Underwriters of telegrams offering the Firm Securities for sale to securities dealers, whichever may occur first.

      15.   TERMINATION OF AGREEMENT.

      (a) This Agreement may be terminated at any time prior to the Closing Date by you by giving written notice to the Company upon the occurrence of any of the following events:

            (i) any of the Companies shall have sustained a loss, by reason of fire, flood, accident or other calamity, which in your reasonable judgment, materially affects the aggregate value of the property owned or leased by the Companies taken as a whole or which materially interferes with the operation of the business of the Companies taken as a whole, regardless of whether or not that loss shall have been insured;

            (ii) any of the Companies has encountered or been threatened with a strike (including but not limited to strikes of stevedores and other transporters of goods) or other labor dispute or been subjected to governmental action or fluctuations in currency or major political upheaval which materially affects the aggregate value of the property owned or leased or which materially interferes with the operation of its business taken as a whole or which in your reasonable judgment makes it impracticable or inadvisable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Firm Securities;

            (iii) except as set forth in the Prospectus, there shall be pending or threatened against any of the Companies or notification has been received by any of the Companies of the threat of any material legal or governmental proceeding or action relating generally to the business or prospects of any of the Companies which could materially adversely affect any of the Companies taken as a whole (including action with respect to credit or interest rates) or which in your reasonable opinion makes it impracticable or inadvisable to proceed with the offering;

            (iv) any of the certificates, opinions or other documents to be delivered on the date of this Agreement or at the Closing Date are not in form reasonably satisfactory to counsel to the Underwriters;

            (v) any conditions set forth in Section 11 of this Agreement shall not have been satisfied;

            (vi) the Company is merged or consolidated or all or substantially all of the capital stock or assets of the Company are acquired by another company or group, or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs;

            (vii) if there has occurred any outbreak of hostilities or escalation of any existing hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it impracticable, in the Representative's reasonable judgment, to market any of the Firm Securities or the Additional Securities or to enforce contracts for the sale of any of the Firm Securities or the Additional Securities;

            (viii) a banking moratorium shall have been declared by either federal or state authorities;

            (ix) if trading generally on the American Stock Exchange, the New York Stock Exchange or NASDAQ has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or the NASD or by order of the Commission or any other governmental authority;

            (x) there shall have been a change in the general market, political or economic conditions in the United States, such that in any such case, in the Representative's reasonable judgment, it would be inadvisable to proceed with the offering of the Firm Securities; or

            (xi) any law shall be enacted or any regulation promulgated relating to the business of any of the Companies which could materially adversely affect any of the Companies.

      (b) This Agreement may be terminated by the Company by giving written notice to you (i) at any time before this Agreement becomes effective in accordance with Section 14 hereof, or (ii) prior to the Closing Date if the conditions set forth in Section 12 shall not have been satisfied at or prior to such date.

      (c) If this Agreement shall be terminated by the Company pursuant to preceding clause (b)(i) because (x) the Company has made, or proposes to make, a private placement which will provide it with substantial alternative funding through another investment banking agent, the Representative shall be entitled to a cash fee equal to 2% of the gross amount of such funding, whether effectuated by the Company before or after such termination of this Agreement or
(y) because the Company is to be sold, whether by merger, sale of stock, sale of assets or otherwise, the Representative shall be paid a cash fee of $200,000 should the acquisition or merger close; provided, however, that if in such event the Company shall choose the Representative as its investment banker in connection therewith, such $200,000 shall be a credit against any services rendered by the Representative in such transaction.

      (d) If this Agreement shall be terminated pursuant to this Section 15 other than by reason of the fault of the Representative, the Company, in addition to the advance provided for in Section 7 hereof, shall pay to you your accountable expenses, including the reasonable fees and out-of-pocket expenses of your counsel, in an amount not to exceed $30,000.

      16. RIGHT OF FIRST REFUSAL. Until January 1, 1998, the Company shall notify you in writing at least thirty (30) days before a proposed public offering by the Company of any of its securities (other than bank debt or similar financing, securities offered solely to Company employees, consultants or representatives, shares issuable pursuant to any dividend reinvestment plan or securities issuable in transactions enumerated in Rule 145(a) under the Securities Act) so that you, or, at your option, together with a group of investment bankers associated with you, shall have the right of first refusal to effect the public offering on terms at least as favorable to the Company as those set forth in such notice (which notice will specify the price to the underwriter or other method of determining the underwriting discount or fee). You will notify the Company if you intend to exercise your right of first refusal within thirty (30) days of receipt by you of such notice from the Company. If you fail to exercise the right of first refusal within the thirty
(30) day period and the terms of the proposed subsequent financing thereafter are altered in any material respect less favorable to the Company, the Company shall again offer to you the right of first refusal to effect a subsequent financing upon such terms and you shall have ten (10) days from the date of receipt of such notice to notify the Company of your acceptance.

      17. NOTICES. All communications under this Agreement shall be in writing and, except as otherwise provided shall be delivered at or mailed, registered or certified, return receipt requested, or telegraphed to the following addresses:

If to you or any other Underwriter:

            Janney Montgomery Scott Inc.
                  Attention: Ann Green
            26 Broadway
            New York, New York  10004

Copies to:

            Janney Montgomery Scott Inc.
              As Representative of the Several Underwriters
                  Attention: Richard A. Thompson
            1801 Market Street
            20th Floor
            Philadelphia, Pennsylvania 19103

                        and

            Arthur M. Borden, Esq.
            Rosenman & Colin LLP
            575 Madison Avenue
            New York, New York  10022

If to the Company:

            Barringer Technologies Inc.
            Attention: Stanley S. Binder, President
            219 South Street
            New Providence, N. J. 07974

Copy to:

            John D. Hogoboom, Esq.
            Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.
            65 Livingston Avenue
            Roseland, New Jersey 07068-1791

      Any party may change its address by giving notice in accordance with this Section .

      18. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the Underwriters, the Company, directors and officers of the Company, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" and "successor and assigns" shall not include any purchaser from the Company or any of the several Underwriters of the Firm Securities or the Additional Securities. All of the obligations of the Underwriters under this Agreement are several and not joint.

      19. SURVIVAL CLAUSE. The representations, warranties, indemnities, agreements and other statements of the Underwriters and the Company and its officers set forth in this Agreement and made pursuant to this Agreement will remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or controlling person thereof or by or on behalf of the Company or any of its officers and directors or (ii) any termination of this Agreement and (iii) delivery of and payment for the Firm Securities and the Additional Securities.

      20. REPRESENTATION OF UNDERWRITERS. You will act for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you as Representative on behalf of the Underwriters will be binding upon all of the Underwriters.

      21. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

      22. COUNTERPARTS. This Agreement may be signed in one or more counterparts and shall be deemed effective when each party hereto has signed a counterpart.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                                    Very truly yours,

                                    BARRINGER TECHNOLOGIES INC.

                                    By:______________________



The foregoing Agreement is hereby
confirmed and delivered as of the
date first above written.

JANNEY MONTGOMERY SCOTT INC.


By:__________________________________
      (Authorized Signature)

Acting on their own behalf and as
Representative of the several Underwriters named in Schedule I attached hereto.

                                   SCHEDULE I

                              LIST OF UNDERWRITERS


                                                                  Number of
            Underwriters                                       Firm Securities
            ------------                                       ---------------